Exhibit 10.73

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Third Amendment") is entered into as of February 4, 2005 by and between Peter B. Bedford ("Bedford") and Bedford Property Investors, Inc., a Maryland corporation and successor in interest to ICM Property Investors, Incorporated (the "Company"), and amends the Employment Agreement between the Company and Bedford dated February 17, 1993 as amended by Amendment No. 1 to Employment Agreement, and Second Amendment to Employment Agreement dated July 15, 2003 (collectively, the "Agreement").

THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.

Amendment of Section 2(a).  Section 2(a) of the Agreement is hereby amended in its entirety to provide as follows:

"(a)    Duties.  During the term of this Agreement, Bedford shall serve as the chief executive officer and chairman of the Board of Directors (the "Board") of the Company and in such other executive capacities as the Board, from time to time, reasonably may require, including executive services for any subsidiaries now existing or which the Company hereafter may form or acquire to the extent that it is feasible for him to provide such services.  As chief executive officer, Bedford shall exercise general management and control of all business operations and activities of the Company, its employees and subsidiaries, if any, and shall be responsible for implementation of the general policies and procedures established and formulated by the Board.  In connection therewith, Bedford shall work substantially full time for the Company.  Bedford shall not spend any time in any outside real estate activities competing with the Company's business in product type in markets where the Company is active.  Bedford may be involved in any other personal or outside business and investing activities, including real estate activities or professional activities, so long as such activities do not interfere with the performance of Bedford required hereunder."

2.

Amendment of Section 3(b).  Section 3(b) of the Agreement is hereby amended in its entirety to provide as follows:

"(b)  Basic Term.  Subject to earlier termination as herein provided, the term of Bedford's employment hereunder shall be from the date of the Agreement until December 31, 2007."

3.

Full force and Effect.  The Agreement, as amended by this Third Amendment, remains in full force and effect.

The parties hereby have executed this Third Amendment as of the date first set forth above.

BEDFORD PROPERTY INVESTORS, INC.

By:

/s/ Dennis Klimmek

Dennis Klimmek, Executive Vice President

"BEDFORD"

/s/ Peter B. Bedford

Peter B. Bedford